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                                                                     EXHIBIT 8.1

            [LETTERHEAD OF DUANE, MORRIS & HECKSCHER APPEARS HERE]

                               ATTORNEYS AT LAW

                               ONE LIBERTY PLACE
                          PHILADELPHIA, PA 19103-7396
                                (215) 979-1000

                                      FAX
                                (215) 979-1020



                                January 9, 1997


Radnor Holdings Corporation
Three Radnor Corporate Center
100 Matsonford Road
Suite 300
Radnor, PA  19087


Ladies and Gentlemen:

       You have requested our opinion regarding certain federal income tax consequences of (i) the exchange pursuant to the offer (the "Exchange Offer") by Radnor Holdings Corporation (the "Company") of its 10% Senior Notes due 2003 (the "New Notes") for its 10% Senior Notes due 2003 (the "Old Notes") and (ii) the ownership, sale and redemption of the New Notes.

       In formulating our opinion as to the matters certified, we have examined such documents as we have deemed appropriate, including the Registration Statement of the Company on Form S-4 (Registration No. 333-19495), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended to the date hereof (such Registration Statement as so amended being referred to hereinafter as the "Registration Statement"). Also, we have obtained such additional information as we have deemed relevant and necessary through consultation with various officers and representatives of the Company.

       The terms of the Exchange Offer, of the Old Notes and of the New Notes, in each case as set forth in the Registration Statement, are incorporated herein by reference.

       We express no opinion with respect to the calculation and accrual of original issue discount, if any, on the New Notes. Subject to the foregoing, and based upon the terms of the Exchange Offer and the terms of the Old Notes and of the New Notes, as set forth in the Registration Statement, it is our opinion that the legal discussion of the material federal income
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Radnor Holdings Corporation
January 9, 1997
Page 2



tax consequences of consummating the Exchange Offer and holding and disposing of the New Notes, as set forth under the heading "Certain U.S. Federal Income Tax Considerations" in the Registration Statement, is accurate in all material respects.

       The foregoing opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated and proposed thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. No opinion is expressed on any matters other than those specifically referred to herein.

       We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm therein.



                                      Very truly yours,



                                      /s/ Duane, Morris & Heckscher